Exhibit 8.1

575 Madison Avenue

New York, NY 10022-2585

212.940.8800 tel

www.katten.com

September 27, 2019

AltaPacific Bancorp

4845 Old Redwood Highway

Santa Rosa, California 95403

Re:	Agreement and Plan of Merger by and between AltaPacific Bancorp and Banner Corporation dated July 24, 2019

Ladies and Gentlemen:

We have acted as special tax counsel to AltaPacific Bancorp, a California corporation (“AltaPacific”), in connection with the merger contemplated by the Agreement and Plan of Merger by and between Banner Corporation, a Washington corporation (“Banner”), and AltaPacific dated July 24, 2019 (the “Merger Agreement”), and have participated in the preparation of a proxy statement/prospectus (the “Prospectus”) included in the Registration Statement on Form S-4 filed by Banner with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 28, 2019 (as such may thereafter be amended or supplemented, the “Registration Statement”). Capitalized terms not expressly defined herein shall have the meanings ascribed thereto in the Merger Agreement, a copy of which is filed as Annex A to the Registration Statement.

In connection with rendering the opinions expressed below, we have examined copies of the following documents:

1.	The Merger Agreement;

2.	The Registration Statement;

3.	Banner’s Officer’s Certificate, dated September 27, 2019 and AltaPacific’s Officer’s Certificate dated September 27, 2019 (together, the “Officers’ Certificates”); and

4.	Such other documents as we have deemed necessary or appropriate for purposes of this opinion.

AUSTIN    CENTURY CITY    CHARLOTTE    CHICAGO    DALLAS    HOUSTON    LOS    ANGELES

NEW YORK    ORANGE COUNTY    SAN FRANCISCO BAY AREA    SHANGHAI    WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

AltaPacific Bancorp

September 27, 2019

In rendering our opinions, we have assumed with your permission (and without independent investigation) that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement without waiver or modification thereof, (ii) the representations and statements contained in the Merger Agreement were when made and will at all times remain true, accurate and complete, (iii) the parties have complied with, and if applicable will continue to comply with, the covenants contained in the Merger Agreement in all material respects, (iv) the statements as to factual matters contained in the Prospectus are and will remain at all times true, accurate and complete, (v) each of the representations in the Officers’ Certificates is and will at all times remain true, accurate and complete, and (vi) the parties to the transaction will report the federal income tax and financial accounting consequences of the Merger consistent with the Merger Agreement and the conclusions set forth below.

We have assumed with your permission, the genuineness of all signatures, the authenticity of documents and records submitted to us as originals, the conformity to the originals of all documents and records submitted to us as certified or reproduction copies, the enforceability of all documents in accordance with their terms, the legal capacity of all natural persons executing documents and records, and the completeness and accuracy as of the date of this letter of the information contained in such documents and records.

Based upon, and subject to, the foregoing and the qualifications set forth herein, we are of the opinion that (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the discussion in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences”, to the extent it consists of statements of law and legal conclusions, and subject to the limitations and conditions set forth herein and therein, represents our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. holders (as such term is defined therein).

The foregoing opinions are based on the provisions of the Code, Treasury Regulations promulgated under the Code, published revenue rulings and revenue procedures of the Internal Revenue Service (“I.R.S.”), existing court decisions, and other authorities available, as of the date of this letter, and the application of those authorities to the facts disclosed in the Registration Statement, the Prospectus, the Merger Agreement and the Officers’ Certificates. Future legislative or administrative changes or court decisions, which may or may not be retroactive in application, or any change in facts from those upon which our opinions are based, may significantly modify the opinions set forth in this letter. It should be noted that no ruling has been sought from the I.R.S. with respect to the federal income tax consequences of the Merger, and this letter is not binding on the I.R.S. or any court.

This letter is delivered as of its date and we do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention that did not exist on the date hereof or of which we had no knowledge.

AltaPacific Bancorp

September 27, 2019

We acknowledge that we are referred to in the Registration Statement under the heading “Legal Matters” and, without admitting that our consent is required under Section 7 of the Securities Act, we consent to that use of our name and to the filing of this letter as Exhibit 8.2 to the Registration

Statement.

Very truly yours,

KATTEN MUCHIN ROSENMAN LLP